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                                                             Exhibit 99.23(e)(1)

                             DISTRIBUTION AGREEMENT
                              NATIONS ANNUITY TRUST

Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201

Gentlemen:

     This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Nations Annuity Trust (the "Trust"), a Delaware business trust, has agreed that Stephens Inc. (the "Distributor") shall be, for the period of this Agreement, the exclusive distributor of the shares of common stock in all classes of shares ("Shares") of the investment portfolios of the Trust listed on Schedule I (individually, a "Portfolio" and collectively the "Portfolios"). Absent written notification to the contrary by either the Trust or the Distributor, each new investment portfolio established in the future shall automatically become a "Portfolio" for all purposes hereunder and shares of each new class established in the future shall automatically become "Shares" for all purposes hereunder as if set forth on Schedule I.

     1. Services as Distributor.
        -----------------------

        1.1 The Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Trust's Board of Trustees and the Trust's registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and will transmit promptly any orders received by it for the purchase or redemption of Shares to the Trust or its transfer agent.

        1.2 The Distributor agrees to use appropriate efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion as it believes appropriate in connection with such solicitation. The Trust understands that the Distributor is and may in the future be the distributor of shares of other investment company portfolios including portfolios having investment objectives similar to those of the Portfolios. The Trust further understands that existing and future investors in the Portfolios may invest in shares of such other portfolios. The Trust agrees that the Distributor's duties to such portfolios shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

        1.3 The Distributor shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. The Distributor shall be responsible for reviewing and providing advice and counsel on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Portfolios. In addition, the Distributor will provide one or more

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persons, during normal business hours, to respond to telephone questions with respect to the Portfolios.

        1.4 All activities by the Distributor and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended (the "1940 Act") by the Securities and Exchange Commission (the "SEC") or any securities association registered under the Securities Exchange Act of 1934, as amended.

        1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by other circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

        1.6 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the registration or qualification of Shares for sale in such states as the Distributor may designate to the Trust and the Trust may approve, and the Trust shall pay all fees and other expenses incurred in connection with such registration or qualification.

        1.7 The Trust shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Portfolios and Shares as the Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual statements of the Trust's books and accounts with respect to each Portfolio, and
(b) from time to time such additional information regarding the Portfolios' financial condition as the Distributor may reasonably request.

        1.8 The Distributor may be reimbursed for all or a portion of the expenses described above to the extent permitted by a distribution plan adopted by the Trust on behalf of a Portfolio pursuant to Rule 12b-1 under the 1940 Act. No provision of this Agreement shall be deemed to prohibit any payments by a Portfolio to the Distributor or by a Portfolio or the Distributor to investment dealers, banks or other financial institutions through whom shares of the Portfolio are sold where such payments are made under a distribution plan adopted by the Trust on behalf of such Portfolio pursuant to Rule 12b-1 under the 1940 Act. In addition, the Distributor shall be entitled to retain any front-end sales charge imposed upon the sale of the Shares (and reallow a portion thereof) as specified in the Trust's registration statement and the Trust shall pay to the Distributor the proceeds from any contingent deferred sales charge imposed on the redemption of the shares as specified in the Trust's registration statement.

        1.9 The Distributor will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on the forms attached hereto or based on the additional forms of agreement approved from time to time by the Trust's Board of Trustees with respect to the various classes of shares of the Portfolios, including but not limited to

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forms of sales support agreements approved in connection with a distribution approved in accordance with Rule 12b-1 under the 1940 Act.

    2.  Representations; Indemnification.
        ---------------------------------

        2.1 The Trust represents to the Distributor that all registration statements and prospectuses filed by the Trust with the SEC under the 1933 Act, with respect to Shares have been prepared in conformity with the requirements of the 1933 Act and rules and regulations of the SEC thereunder. As used in this Agreement, the terms "registration statement" and "prospectus" shall mean any registration statement and then current prospectus (together with any related then current statement of additional information) filed with the SEC with respect to Shares, and any amendments and supplements thereto which at any time shall have been filed therewith. The Trust represents and warrants to the Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement and prospectus become effective; and that neither any registration statement nor any prospectus when any registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus which in light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. The Trust shall promptly notify the Distributor of any advice given to it by the Trust's counsel regarding the necessity or advisability so to amend or supplement such registration statement or prospectus. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

        2.2 The Trust authorizes the Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of Shares and represented by the Trust as being the then current form of prospectus. The Trust agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration

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statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or prospectus or necessary to make any statement in such documents not misleading; provided, however, that the Trust's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus or in any financial or other statements in reliance upon and in conformity with any information furnished to the Trust by the Distributor or any affiliate thereof and used in the preparation thereof; and further provided that the Trust's agreement to indemnify the Distributor and the Trust's representations and warranties herein set forth shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram or transmitted by similar telecommunications device, addressed to the Trust at its principal office and sent to the Trust by the person against whom such action is brought, within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 2.2. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Trust's indemnification agreement contained in this paragraph 2.2 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

        2.3 The Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of

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the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished by the Distributor or any affiliate thereof to the Trust or its counsel and used in the Trust's registration statement or corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor or any affiliate thereof to the Trust or its counsel required to be stated in such answers or necessary to make such information not misleading. The Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor's being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office in Little Rock, Arkansas and sent to the Distributor by the person against whom such action is brought, within a reasonable period of time after the summons or other first legal process shall have been served. The Distributor shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on the Distributor's part or any affiliate thereof, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Distributor of any such action shall not relieve the Distributor or any affiliate thereof from any liability which the Distributor or any affiliate thereof may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 2.3.

        2.4 No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 10(b) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.4 shall in any way restrict or have any application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust's prospectus or Declaration of Trust.

        2.5 The Trust agrees to advise the Distributor as soon as reasonably practical:

             (a) of any request by the SEC for amendments to the registration statement or prospectus then in effect;

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            (b)  of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or of the initiation of any proceeding for that purpose;

            (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading;

            (d) of all actions of the SEC with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the SEC; and

            (e)  if a current prospectus is not on file with the SEC.

        For purposes of this section, informal requests by or acts of the staff of the SEC shall not be deemed actions of or requests by the SEC.

    3.  Confidentiality.
        ---------------

        The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Portfolios and/or the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

    4.  Limitations of Liability.
        ------------------------

        Except as provided in paragraph 2.3, the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Portfolio in connection with matters to which this agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this agreement.

    5.  Term.
        ----

        This agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two years from the date written below. This Agreement shall thereafter continue from year to year, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees, or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Portfolio, provided that in either event the continuance is also approved by the majority of the Trust's Trustees who are not parties to this agreement or interested persons (as defined in the

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1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is not assignable and is terminable with respect to a Portfolio, without penalty, on not less than sixty
(60) days' notice, by the Trust's Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Portfolio, or by the Distributor. This agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

    6.  Miscellaneous.
        -------------

        6.1 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

        6.2 This agreement shall be governed by the laws of the State of Arkansas.

    7.  Counterparts.
        ------------

        7.1 This Agreement may be executed in any manner of counterparts, each of which shall be deemed an original.

        Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place indicated below, whereupon it shall become a binding agreement between us.

                                 Yours very truly,

                                 NATIONS ANNUITY TRUST


                                 By:  /s/ A. Max Walker
                                      -----------------
                                      Name:  A. Max Walker
                                      Title: President and Chairman of the
                                             Board of Trustees

Accepted:

STEPHENS INC.



By: /s/ Richard H. Blank, Jr.
    -------------------------
    Name:  Richard H. Blank, Jr.
    Title: Vice President

Dated as of February 25, 1998

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                                   SCHEDULE I

1.  Nations Asset Allocation Portfolio
2.  Nations Marsico 21st Century Portfolio
3.  Nations Marsico International Opportunities Portfolio
4.  Nations Capital Growth Portfolio
5.  Nations Small Company Portfolio
6.  Nations Marsico Focused Equities Portfolio
7.  Nations Marsico Growth Portfolio
8.  Nations Value Portfolio
9.  Nations High Yield Bond Portfolio
10. Nations International Value Portfolio
11. Nations MidCap Growth Portfolio


Approved: December 9, 1997
Last Amended: May 1, 2002